Exhibit 10.20

5.2.2018

WARNER MUSIC INC.

1633 Broadway

New York, NY 10019

May 2, 2018

Paul M. Robinson

Dear Paul:

Please refer to the employment agreement between Warner Music Inc. (“Company”) and you dated August 4, 2015 (the “Agreement”).

This letter, when signed by you and countersigned by Company, shall constitute our agreement to amend the Agreement as set forth herein. Unless otherwise indicated, capitalized terms shall have the meanings set forth in the Agreement.

1.Paragraph 1 of the Agreement is hereby amended and restated in its entirety as follows:

“1.Position: Executive Vice President, General Counsel & Secretary of Company, which is a direct wholly-owned subsidiary of WMG Acquisition Corp., and an indirect wholly-owned subsidiary of Warner Music Group Corp. (“Parent”). You shall be the senior-most legal, business affairs and public policy executive of Company and of Parent (and their respective successors).”

2.Paragraph 2 of the Agreement is hereby amended to extend the Term through September 30, 2022.

3.Paragraph 3(a) of the Agreement is hereby amended to provide that effective as of October 1, 2018, your annual rate of salary shall be $850,000.

4.Paragraph 3(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)Annual Discretionary Bonus: With respect to each fiscal year of the Term, commencing with the fiscal year that begins October 1, 2017 and ends September 30, 2018 (i.e., the 2018 fiscal year), Company shall consider granting to you an annual bonus (or a pro rata portion of such annual bonus for a portion of such fiscal year). Your target bonus with respect to each fiscal year shall be as set forth below (or a pro rata portion of such amount for a portion of such fiscal year), and the amount of any annual bonus awarded to you shall be determined by Company in its sole discretion, which shall be exercised by Company in good faith, based on factors

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including, without limitation, the strength of your performance and the performance of Company and of Warner Music Group; provided that the amount of any annual bonus awarded to you may be higher or lower than the target amount.

Fiscal Year	Target Bonus
2018	$600,000
2019 & thereafter	$850,000”

5.The following is hereby added to the Agreement as new Paragraph 3(d):

“(d) Equity Plan: If, during the Term, Company establishes a new long-term incentive plan or program (a “new LTIP”) in which executives of Company at your level are eligible to participate, then Company shall, in good faith, consider offering you the opportunity to participate in such new LTIP in accordance with the terms and conditions of such plan or program.”

6.Paragraph 11(e) of the Agreement is hereby amended and restated in its entirety as follows:

“(e)“Special Termination Payments” shall mean the greater of (i) the Severance Amount (as defined below) and (ii) the sum of (A) $1,250,000 plus (B) a pro rata discretionary annual bonus with respect to the fiscal year in which the Termination Date occurs, the amount of which pro rata discretionary annual bonus shall be determined by Company in its sole discretion, which shall be exercised by Company in good faith.”

7.Paragraph 12 of the Agreement is hereby amended and restated in its entirety as follows:

“Confidential Matters: You shall keep secret all confidential matters of Company and its affiliates (for purposes of Paragraphs 12 and 13 only, “Company”), and shall not disclose them to anyone outside of Company, either during or after your employment with Company, except (a) with Company’s prior written consent; (b) as required by law or judicial process or as permitted by law for the purpose of reporting a violation of law; or (c) to your professional advisors to the extent reasonable and necessary. Company hereby informs you, and you hereby acknowledge, in accordance with 18 U.S.C. Section 1833(b), that you may not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret where the disclosure (i) is made (A) in confidence to a federal, state, or local government official, either directly or indirectly, or to any attorney; and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. You shall deliver promptly to Company upon termination of your employment, or at any time as Company may request, all confidential memoranda, notes,

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records, reports and other documents (and all copies thereof) relating to the business of Company which you may then possess or have under your control; provided that you may retain your personal files (i.e., your files not related to Company) and a copy of your address book.”

Except as expressly amended herein, the terms and provisions of the Agreement shall remain in full force and effect.

If the foregoing correctly sets forth our understanding, please sign below and return this letter to Company.

WARNER MUSIC INC.

By:	/s/ Steve Cooper
Name:	Steve Cooper

Accepted and Agreed:

/s/ Paul M. Robinson
Paul M. Robinson

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